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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  March 2, 2000
                                                 -------------------------------

                           Wireless Telecom Group Inc.
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               (Exact name of Registrant as Specified in Charter)

        New Jersey                     1-11916                 22-2582295
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(State or Other Jurisdiction         (Commission)            (IRS Employer
     of Incorporation)               File Number)          Identification No.)

             East 64 Midland Ave., Paramus, N.J.          07652
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        (Address of Principal Executive Offices)        (Zip Code)

Registrant's telephone number, including area code (201) 261-8797
                                                   -----------------------------

                                      N/A
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          (Former name or former address, if changed since last report)





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Item 5. Other Events.

      On March 3, 2000, Wireless Telecom Group, Inc., a New Jersey Corporation (the "Registrant") and Boonton Electronics Corp. ("Boonton") announced that they had entered into an Agreement and Plan of Reorganization dated March 2, 2000 (the "Merger Agreement"), among the Registrant, WTT Acquisition Corp., a New Jersey corporation and wholly-owned subsidiary of the Registrant ("Sub"), and Boonton (the "Merger"). Under the terms of the Merger Agreement, .79 shares of the Registrant's common stock will be exchanged for each outstanding share of Boonton common stock on the closing date. The Merger is expected to be completed before the end of June and is subject to Boonton stockholder approval as well as other customary requirements.

Exhibit No.   Description
-----------   -----------

2.1 Agreement and Plan of Reorganization dated March 2, 2000 among Wireless Telecom Group, Inc., WTT Acquisition Corp., Boonton Electronics Corp., and the Boonton Shareholders listed on the signature page to the Merger Agreement.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WIRELESS TELECOM GROUP, INC.


Date: March 7, 2000                 By: /s/ Edward Garcia
                                        ----------------------------
                                        Edward Garcia
                                        Chief Executive Officer

Exhibit No.   Description
-----------   -----------

2.1 Agreement and Plan of Reorganization dated March 2, 2000 among Wireless Telecom Group, Inc., WTT Acquisition Corp., Boonton Electronics Corp., and the Boonton Shareholders listed on the signature page to the Merger Agreement.


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